Exhibit 99.1

                    For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES FULL YEAR AND FOURTH QUARTER 2021 RESULTS
NEW YORK, Feb. 2, 2022 - MetLife, Inc. (NYSE: MET) today announced its full year and fourth quarter 2021 results.
Full Year Results Summary
•Net income of $6.4 billion, compared to net income of $5.2 billion for the full year 2020. Net income of $7.31 per share, up 29 percent from the prior year.
•Adjusted earnings of $8.0 billion, compared to adjusted earnings of $5.6 billion for the full year 2020. Adjusted earnings of $9.15 per share, up 49 percent from the prior year.
•Adjusted earnings, excluding total notable items, of $7.9 billion, compared to $5.8 billion for the full year 2020. On a per share basis, adjusted earnings, excluding total notable items, of $9.07, up 42 percent from $6.38 for the full year 2020.
•Book value of $77.12 per share, down 2 percent from $78.67 per share at December 31, 2020.
•Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $57.65 per share, up 6 percent from $54.18 per share at December 31, 2020.
•Return on equity (ROE) of 9.7 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 16.6 percent.
•Holding company cash and liquid assets of $5.4 billion at December 31, 2021, which is above the target cash buffer of $3.0 - $4.0 billion.
Fourth Quarter Results Summary
•Net income of $1.2 billion, or $1.39 per share, compared to net income of $124 million, or $0.14 per share, in the fourth quarter of 2020.
•Adjusted earnings of $1.8 billion, or $2.17 per share, compared to adjusted earnings of $1.8 billion, or $2.03 per share, in the fourth quarter of 2020.
•Adjusted earnings, excluding total notable items, of $1.7 billion, or $2.01 per share, compared to adjusted earnings, excluding total notable items, of $1.8 billion, or $2.03 per share, in the fourth quarter of 2020.
•Return on equity (ROE) of 7.3 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 15.3 percent.

Commenting on the company’s results, MetLife President and CEO Michel Khalaf said: “MetLife’s financial performance in the fourth quarter and full year of 2021 was outstanding. Our strategic decisions and consistent execution generated banner adjusted earnings and adjusted earnings per share. We know that strong performance leads to higher expectations. We embrace the challenge of meeting those expectations and continuing to deliver for our stakeholders.”

Fourth Quarter and Full Year 2021 Summary

($ in millions, except per share data)	Three months ended December 31,			Year ended December 31,
	2021	2020	Change	2021	2020	Change
Premiums, fees and other revenues	$15,178	$15,772	(4)%	$50,384	$49,486	2%
Net investment income	5,233	5,240	—%	21,395	17,117	25%
Net investment gains (losses)	(126)	(33)		1,529	(110)
Net derivative gains (losses)	(196)	(1,561)		(2,228)	1,349
Total revenues	$20,089	$19,418		$71,080	$67,842

Adjusted premiums, fees and other revenues	$15,010	$15,700	(4)%	$48,964	$49,137	—%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$11,459	$11,537	(1)%	$45,451	$44,502	2%

Net income (loss)	$1,176	$124	NM*	$6,353	$5,191	22%
Net income (loss) per share	$1.39	$0.14	NM*	$7.31	$5.68	29%

Adjusted earnings	$1,838	$1,838	—%	$7,954	$5,623	41%
Adjusted earnings per share	$2.17	$2.03	7%	$9.15	$6.16	49%
Adjusted earnings, excluding total notable items	$1,698	$1,838	(8)%	$7,888	$5,826	35%
Adjusted earnings, excluding total notable items per share	$2.01	$2.03	(1)%	$9.07	$6.38	42%

Book value per share	$77.12	$78.67	(2)%	$77.12	$78.67	(2)%
Book value per share, excluding AOCI other than FCTA	$57.65	$54.18	6%	$57.65	$54.18	6%

Expense ratio	16.1%	15.6%		18.2%	18.4%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.9%	12.3%		11.6%	12.0%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.4%	20.6%		19.3%	19.9%

ROE	7.3%	0.7%		9.7%	7.6%
Adjusted ROE, excluding AOCI other than FCTA	15.3%	15.2%		16.6%	11.9%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	14.2%	15.2%		16.5%	12.3%
*Not meaningful. For more information, refer to “Non-GAAP and Other Financial Disclosures”.

Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.

Details about projected impacts of various developments to MetLife are available under the heading “Outlook” in MetLife’s fourth quarter 2021 supplemental slides, titled “4Q21 Supplemental Slides and Outlook,” which are available together with MetLife’s Quarterly Financial Supplement for this period on the MetLife Investor Relations website at https://investor.metlife.com, and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release. Additionally, further information about projected impacts to MetLife is available under the heading “Consolidated Company Outlook” in Item 8.01 of the Form 8-K.

Total Company Discussion
MetLife reported fourth quarter 2021 premiums, fees and other revenues of $15.2 billion, down 4 percent from the fourth quarter of 2020. Adjusted premiums, fees and other revenues were $15.0 billion, down 4 percent on a reported basis and 3 percent on a constant currency basis from the prior-year period.
Net investment income was $5.2 billion, flat from the fourth quarter of 2020. Adjusted net investment income was $5.2 billion, up 7 percent from the prior-year period, largely driven by higher variable investment income primarily due to strong private equity returns.
Net derivative losses amounted to $196 million, or $155 million after tax during the quarter, driven by stronger equity markets and foreign currency exchange rate changes.
Net income was $1.2 billion, compared to net income of $124 million in the fourth quarter of 2020, primarily driven by higher derivative losses in the prior-year period. On a per share basis, net income was $1.39, compared to net income of $0.14 in the prior-year period.
MetLife reported adjusted earnings of $1.8 billion, flat on a reported and constant currency basis from the fourth quarter of 2020. On a per share basis, which includes the impact of share repurchases, adjusted earnings were $2.17, up 7 percent from the prior-year period.

Adjusted Earnings by Segment Summary*

	Three months ended December 31, 2021		Year ended December 31, 2021
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)	Change from prior year	Change from prior year (on a constant currency basis)
U.S.	(37)%		—%
Asia	19%	21%	47%	44%
Latin America	NM**	NM**	4%	(4)%
Europe, the Middle East and Africa (EMEA)	(48)%	(45)%	(8)%	(9)%
MetLife Holdings	13%		130%
*The percentages in this table are on a reported and constant currency basis, and do not exclude notable items. For the three months and year ended December 31, 2021, U.S. results exclude the Property & Casualty business, which was sold in the second quarter. This business is included in the prior-year period.
**Not meaningful. For more information, refer to “Non-GAAP and Other Financial Disclosures”.

Business Discussions
All comparisons of the results for the fourth quarter of 2021 in the business discussions that follow are with the fourth quarter of 2020, unless otherwise noted. The fourth quarter of 2021 notable items table follows the Business Discussions section of this release.

U.S.*

($ in millions)	Three months ended December 31, 2021	Three months ended December 31, 2020	Change
Adjusted earnings	$640	$1,021	(37)%
Adjusted premiums, fees and other revenues	$10,100	$10,578	(5)%
Adjusted premiums, fees and other revenues, excluding PRT	$6,549	$6,415	2%
Notable item(s)	$0	$0
* For the three months ended December 31, 2021, U.S. results exclude the Property & Casualty business, which was sold in the second quarter. This business is included in the prior-year period.

•Adjusted earnings were $640 million, down 37 percent, driven by unfavorable underwriting, partially offset by higher variable investment income. In the prior-year period, adjusted earnings included $112 million from Property & Casualty.
•Adjusted return on allocated equity was 27.5 percent, and adjusted return on allocated tangible equity was 32.2 percent.
•Adjusted premiums, fees and other revenues were $10.1 billion, down 5 percent, driven by higher pension risk transfer sales in the prior-year period, partially offset by growth in Group Benefits and the addition of Versant Health. In the prior-year period, adjusted premiums, fees and other revenues included $893 million from Property & Casualty.

Group Benefits

($ in millions)	Three months ended December 31, 2021	Three months ended December 31, 2020	Change
Adjusted earnings	$20	$383	(95)%
Adjusted premiums, fees and other revenues	$5,791	$5,020	15%
Notable item(s)	$0	$0

•Adjusted earnings were $20 million, down 95 percent, primarily driven by favorable dental underwriting in the prior-year period and unfavorable group life underwriting as a result of COVID-19 in the current-year period.
•Adjusted premiums, fees and other revenues were $5.8 billion, up 15 percent, primarily driven by solid growth across most products and the addition of Versant Health.
•Sales were up 40 percent for the full year 2021 compared to 2020 due to higher jumbo case activity.

Retirement and Income Solutions

($ in millions)	Three months ended December 31, 2021	Three months ended December 31, 2020	Change
Adjusted earnings	$620	$526	18%
Adjusted premiums, fees and other revenues	$4,309	$4,665	(8)%
Adjusted premiums, fees and other revenues, excluding PRT	$758	$502	51%
Notable item(s)	$0	$0

•Adjusted earnings were $620 million, up 18 percent, largely driven by higher variable investment income and volume growth, partially offset by lower recurring interest margins.
•Adjusted premiums, fees and other revenues were $4.3 billion, down 8 percent, largely driven by higher pension risk transfer sales in the prior-year period.
•Excluding pension risk transfers, adjusted premiums, fees and other revenues were $758 million, up 51 percent, primarily from growth in UK longevity reinsurance.
•Sales were down 9 percent for the full year 2021, primarily driven by strong stable value product sales in 2020.
ASIA

($ in millions)	Three months ended December 31, 2021	Three months ended December 31, 2020	Change
Adjusted earnings	$586	$494	19%
Adjusted earnings (constant currency)	$586	$486	21%
Adjusted premiums, fees and other revenues	$2,022	$2,161	(6)%
Notable item(s)	$0	$0
Asia general account assets under management (at amortized cost)	$130,310	$129,661	1%

•Adjusted earnings were $586 million, up 19 percent on a reported basis, and up 21 percent on a constant currency basis, largely driven by higher variable investment income, as well as favorable expense margins and volume growth. Lower recurring interest margins and unfavorable underwriting were partial offsets.
•Adjusted return on allocated equity was 16.0 percent, and adjusted return on allocated tangible equity was 23.9 percent.
•Adjusted premiums, fees and other revenues were $2.0 billion, down 6 percent, and flat on a constant currency basis.
•Asia general account assets under management (at amortized cost) were $130.3 billion, up 1 percent, and up 7 percent on a constant currency basis.
•Sales were $605 million, up 13 percent on a constant currency basis, primarily driven by growth across most markets.

LATIN AMERICA*

($ in millions)	Three months ended December 31, 2021	Three months ended December 31, 2020	Change
Adjusted earnings	$125	$14	NM
Adjusted earnings (constant currency)	$125	$12	NM
Adjusted premiums, fees and other revenues	$962	$878	10%
Notable item(s)	$0	$0
* For the three months ended December 31, 2021, Latin America results exclude the Argentina business, which was sold in the third quarter. This business is included in the prior-year period.

•Adjusted earnings were $125 million, compared to $14 million for the fourth quarter of 2020, primarily driven by lower COVID-19 related claims in the current-year period. Higher net investment income, lower taxes, and volume growth also contributed.
•Adjusted return on allocated equity was 18.1 percent, and adjusted return on allocated tangible equity was 28.5 percent.
•Adjusted premiums, fees and other revenues were $962 million, up 10 percent, and up 13 percent on a constant currency basis, driven by growth across the region.
•Sales were $220 million, up 35 percent on a constant currency basis, driven by growth across the region.

EMEA*

($ in millions)	Three months ended December 31, 2021	Three months ended December 31, 2020	Change
Adjusted earnings	$42	$81	(48)%
Adjusted earnings (constant currency)	$42	$76	(45)%
Adjusted premiums, fees and other revenues	$621	$707	(12)%
Notable item(s)	$0	$0
* For the three months ended December 31, 2021, EMEA results exclude the Russia, Greece and Poland businesses, which were sold or reported as divested businesses. These businesses are included in the prior-year period.

•Adjusted earnings were $42 million, down 48 percent on a reported basis, and down 45 percent on a constant currency basis, driven by unfavorable underwriting mainly as a result of COVID-19, as well as higher expenses and the exclusion of divested businesses in the current-year period.
•Adjusted return on allocated equity was 5.9 percent, and adjusted return on allocated tangible equity was 10.2 percent.
•Adjusted premiums, fees and other revenues were $621 million, down 12 percent, and down 10 percent on a constant currency basis, primarily due to the exclusion of divested businesses, partially offset by growth in the UK and Turkey.
•Sales were $196 million, down 6 percent on a constant currency basis, primarily driven by the exclusion of divested businesses and higher jumbo group activity in the UK in the prior-year period, partially offset by growth in Turkey.

METLIFE HOLDINGS

($ in millions)	Three months ended December 31, 2021	Three months ended December 31, 2020	Change
Adjusted earnings	$482	$426	13%
Adjusted premiums, fees and other revenues	$1,206	$1,264	(5)%
Notable item(s)	$0	$0

•Adjusted earnings were $482 million, up 13 percent, largely driven by higher variable investment income. Lower recurring interest margins and unfavorable underwriting were partial offsets.
•Adjusted return on allocated equity was 18.5 percent, and adjusted return on allocated tangible equity was 20.3 percent.
•Adjusted premiums, fees and other revenues were $1.2 billion, down 5 percent.

CORPORATE & OTHER

	Three months ended December 31, 2021	Three months ended December 31, 2020	Change
Adjusted earnings	$(37)	$(198)
Notable item(s)	$140	$0

•Adjusted loss of $37 million, compared to an adjusted loss of $198 million in the prior-year period. The notable item in the current period is related to tax adjustments.

INVESTMENTS

($ in millions)	Three months ended December 31, 2021	Three months ended December 31, 2020	Change
Adjusted net investment income	$5,201	$4,875	7%

•Adjusted net investment income was $5.2 billion, up 7 percent. Variable investment income was $1.3 billion, compared to $778 million in the prior-year period, primarily driven by higher private equity income.

FOURTH QUARTER 2021 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three months ended December 31, 2021
Notable Items	U.S.		Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions
Tax adjustments							$140	$140
Total notable items	$0	$0	$0	$0	$0	$0	$140	$140

###

Contacts:     For Media:        Randy Clerihue (646) 552-0533
For Investors:         John Hall (212) 578-7888

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its combined fourth quarter and full year 2021 earnings and outlook conference call and audio webcast on Thursday, February 3, 2022, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-692-8955 (U.S.) or 234-720-6979 (outside the U.S.). The participant access code is 2510803. To listen to the conference call via the internet, click the link to the webcast on the MetLife Investor Relations web page (https://investor.metlife.com). Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, February 3, 2022, until Friday, February 11, 2022, at 12:00 a.m. (ET). To listen to a replay of the conference call via telephone, dial 866-207-1041 (U.S.) or 402-970-0847 (outside the U.S.). The access code for the replay is 3511681. To access the replay of the conference call over the internet, visit the above-mentioned website.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;
(viii)	return on equity;	(viii)	return on MetLife, Inc.’s common stockholders’ equity;
(ix)	adjusted return on equity, excluding AOCI other than FCTA; and	(ix)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA; and
(x)	adjusted tangible return on equity.	(x)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted net investment income;	(v)	net investment income;
(vi)	adjusted capitalization of deferred policy acquisition costs (DAC);	(vi)	capitalization of DAC;
(vii)	adjusted earnings available to common shareholders;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(viii)	adjusted earnings available to common shareholders, excluding total notable items;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted return on equity;	(xi)	return on equity;
(xii)	adjusted return on equity, excluding AOCI other than FCTA;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xiii)	return on equity;
(xiv)	adjusted tangible return on equity;	(xiv)	return on equity;
(xv)	investment portfolio gains (losses);	(xv)	net investment gains (losses);
(xvi)	derivative gains (losses);	(xvi)	net derivative gains (losses);
(xvii)	total MetLife, Inc.’s tangible common stockholders’ equity;	(xvii)	total MetLife, Inc.’s stockholders’ equity;
(xviii)	total MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xviii)	total MetLife, Inc.’s stockholders’ equity;
(xix)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xix)	total MetLife, Inc.’s stockholders’ equity;
(xx)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xx)	total MetLife, Inc.’s stockholders’ equity;
(xxi)	book value per common share, excluding AOCI other than FCTA;	(xxi)	book value per common share;
(xxii)	book value per common share - tangible common stockholders' equity;	(xxii)	book value per common share;
(xxiii)	free cash flow of all holding companies;	(xxiii)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xxiv)	adjusted other expenses;	(xxiv)	other expenses;

(xxv)	adjusted other expenses, net of adjusted capitalization of DAC;	(xxv)	other expenses, net of capitalization of DAC;
(xxvi)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xxvi)	other expenses, net of capitalization of DAC;
(xxvii)	adjusted expense ratio;	(xxvii)	expense ratio;
(xxviii)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxviii)	expense ratio;
(xxix)	direct expenses;	(xxix)	other expenses;
(xxx)	direct expenses, excluding total notable items related to direct expenses;	(xxx)	other expenses;
(xxxi)	direct expense ratio; and	(xxxi)	expense ratio; and
(xxxii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxxii)	expense ratio.

Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:
•Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);
•Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method (Operating joint venture adjustments), (iii) excludes certain amounts related to contractholder-directed equity securities (Unit-linked contract income), (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP (Securitization entities income); and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP (Certain partnership distributions); and
•Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).

The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:
•Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits (PBC hedge adjustments), (ii) changes in the policyholder dividend obligation related to NIGL and NDGL (PDO adjustments), (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments (Inflation and pass-through adjustments), (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);
•Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment (PAB hedge adjustments) and excludes certain amounts related to net investment income earned on contractholder-directed equity securities (Unit-linked contract costs);
•Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;
•Amortization of negative VOBA excludes amounts related to Market value adjustments;
•Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP (Securitization entities debt expense); and
•Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.

Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity, allocated equity, tangible equity and related measures
•Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.
•Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).
•Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.
•Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses.
•Total MetLife, Inc.’s tangible common stockholders’ equity or tangible equity: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.
•Total MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, VODA, VOCRA and total notable items, all net of income tax.
•Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.
•Allocated tangible equity: allocated equity reduced by the impact of goodwill, VODA and VOCRA, all net of income tax.
•Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.
The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
Asia General account (GA) assets under management (GA AUM) and related measures
Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio which are actively managed and stated at estimated fair value. Asia GA AUM is comprised of Asia GA total investments and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s Asia GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM.
Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.

Statistical sales information:
•U.S.:
◦Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
◦Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.
•Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

•Not Meaningful (NM) indicates a percentage change in a financial metric over a specified period of time and reflects changes in factors that are subject to volatility, and should not, accordingly be viewed as representative of a reasonable trend currently or in the future. For example,

($ in millions, except per share data)	Three months ended December 31, 2021	Three months ended December 31, 2020	Change

Net income (loss)	$1,176	$124	848%
Net income (loss) per share	$1.39	$0.14	893%
Adjusted earnings - Latin America	$125	$14	793%
Adjusted earnings (constant currency) - Latin America	$125	$12	942%

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;
(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)London Interbank Offered Rate discontinuation and transition to alternative reference rates;
(11)unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;
(12)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(13)MetLife, Inc.’s subsidiaries’ inability to pay it dividends;
(14)investment defaults, downgrades, or volatility;
(15)investment sales or lending difficulties;
(16)collateral or derivative-related payments;
(17)investment valuations, allowances, or impairments changes;
(18)claims or other results that differ from our estimates, assumptions, or models;

(19)global political, legal, or operational risks;
(20)business competition;
(21)technological changes;
(22)catastrophes;
(23)climate changes or responses to it;
(24)deficiencies in our closed block;
(25)goodwill or other asset impairment, or deferred income tax asset allowance;
(26)acceleration of amortization of DAC, deferred sales inducements, VOBA, value of distribution agreements acquired or VOCRA;
(27)product guarantee volatility, costs, and counterparty risks;
(28)risk management failures;
(29)insufficient protection from operational risks;
(30)confidential information protection or other cybersecurity or disaster recovery failures;
(31)accounting standards changes;
(32)excessive risk-taking;
(33)marketing and distribution difficulties;
(34)pension and other postretirement benefit assumption changes;
(35)inability to protect our intellectual property or avoid infringement claims;
(36)acquisition, integration, growth, disposition, or reorganization difficulties;
(37)Brighthouse Financial, Inc. separation risks;
(38)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(39)legal- and corporate governance-related effects on business combinations.

MetLife, Inc. will not publicly correct or update any forward-looking statements if MetLife, Inc. believes it is not likely to achieve them or for any other reasons. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues
Premiums	$13,095	$13,897	$42,009	$42,034
Universal life and investment-type product policy fees	1,422	1,376	5,756	5,603
Net investment income	5,233	5,240	21,395	17,117
Other revenues	661	499	2,619	1,849
Net investment gains (losses)	(126)	(33)	1,529	(110)
Net derivative gains (losses)	(196)	(1,561)	(2,228)	1,349
Total revenues	20,089	19,418	71,080	67,842

Expenses
Policyholder benefits and claims	13,923	13,772	43,954	41,461
Interest credited to policyholder account balances	1,385	1,756	5,538	5,214
Policyholder dividends	204	302	876	1,090
Capitalization of DAC	(666)	(804)	(2,718)	(3,013)
Amortization of DAC and VOBA	612	746	2,555	3,160
Amortization of negative VOBA	(9)	(10)	(34)	(45)
Interest expense on debt	224	230	920	913
Other expenses	3,110	3,262	11,863	12,135
Total expenses	18,783	19,254	62,954	60,915

Income (loss) before provision for income tax	1,306	164	8,126	6,927
Provision for income tax expense (benefit)	95	6	1,551	1,509
Net income (loss)	1,211	158	6,575	5,418
Less: Net income (loss) attributable to noncontrolling interests	6	—	21	11
Net income (loss) attributable to MetLife, Inc.	1,205	158	6,554	5,407
Less: Preferred stock dividends	29	34	195	202
Preferred stock redemption premium	—	—	6	14
Net income (loss) available to MetLife, Inc.'s common shareholders	$1,176	$124	$6,353	$5,191

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2021		2020		2021		2020
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$1,176	$1.39	$124	$0.14	$6,353	$7.31	$5,191	$5.68

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(126)	(0.15)	(33)	(0.04)	1,529	1.76	(110)	(0.12)
Net derivative gains (losses)	(196)	(0.23)	(1,561)	(1.72)	(2,228)	(2.56)	1,349	1.48
Premiums	60	0.07	—	—	982	1.13	52	0.06
Universal life and investment-type product policy fees	50	0.06	33	0.04	195	0.22	138	0.15
Net investment income	32	0.04	365	0.40	115	0.13	(211)	(0.23)
Other revenues	58	0.07	39	0.04	243	0.28	159	0.17
Policyholder benefits and claims and policyholder dividends	(258)	(0.30)	(260)	(0.29)	(1,179)	(1.36)	(692)	(0.77)
Interest credited to policyholder account balances	(251)	(0.30)	(611)	(0.66)	(946)	(1.09)	(541)	(0.59)
Capitalization of DAC	15	0.02	—	—	119	0.14	5	0.01
Amortization of DAC and VOBA	(82)	(0.10)	(54)	(0.06)	(219)	(0.25)	(166)	(0.18)
Amortization of negative VOBA	—	—	—	—	—	—	—	—
Interest expense on debt	—	—	—	—	(1)	—	—	—
Other expenses	(125)	(0.15)	(87)	(0.10)	(564)	(0.65)	(263)	(0.29)
Goodwill impairment	—	—	—	—	—	—	—	—
Provision for income tax (expense) benefit	167	0.20	455	0.50	380	0.44	(127)	(0.14)
Add: Net income (loss) attributable to noncontrolling interests	6	0.01	—	—	21	0.02	11	0.01
Preferred stock redemption premium	—	—	—	—	6	0.01	14	0.02
Adjusted earnings available to common shareholders	1,838	2.17	1,838	2.03	7,954	9.15	5,623	6.16
Less: Total notable items (2)	140	0.17	—	—	66	0.08	(203)	(0.22)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,698	$2.01	$1,838	$2.03	$7,888	$9.07	$5,826	$6.38

Adjusted earnings available to common shareholders on a constant currency basis	$1,838	$2.17	$1,823	$2.01	$7,954	$9.15	$5,674	$6.21
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,698	$2.01	$1,823	$2.01	$7,888	$9.07	5,877	$6.44

Weighted average common shares outstanding - diluted		845.2		906.0		869.4		913.2

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$15,178	$15,772	$50,384	$49,486
Less: Unearned revenue adjustments	13	8	71	33
GMIB fees	24	25	98	102
Settlement of foreign currency earnings hedges	—	—	—	—
TSA fees	53	39	221	159
Divested businesses	78	—	1,030	55
Adjusted premiums, fees and other revenues	$15,010	$15,700	$48,964	$49,137

Adjusted premiums, fees and other revenues, on a constant currency basis	$15,010	$15,517	$48,964	$49,218
Less: Pension risk transfers (PRT) (3)	3,551	4,163	3,513	4,635
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,459	$11,354	$45,451	$44,583

Net Investment Income
Net investment income	$5,233	$5,240	$21,395	$17,117
Less: Investment hedge adjustments	(235)	(260)	(895)	(815)
Operating joint venture adjustments	—	1	(1)	1
Unit-linked contract income	253	628	952	568
Securitization entities income	—	—	—	—
Certain partnership distributions	(1)	(6)	(8)	(11)
Divested businesses	15	2	67	46
Adjusted net investment income	$5,201	$4,875	$21,280	$17,328

Revenues and Expenses
Total revenues	$20,089	$19,418	$71,080	$67,842
Less: Net investment gains (losses)	(126)	(33)	1,529	(110)
Less: Net derivative gains (losses)	(196)	(1,561)	(2,228)	1,349
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	13	8	71	33
Less: Other adjustments to revenues:
GMIB fees	24	25	98	102
Investment hedge adjustments	(235)	(260)	(895)	(815)
Operating joint venture adjustments	—	1	(1)	1
Unit-linked contract income	253	628	952	568
Securitization entities income	—	—	—	—
Certain partnership distributions	(1)	(6)	(8)	(11)
Settlement of foreign currency earnings hedges	—	—	—	—
TSA fees	53	39	221	159
Divested businesses	93	2	1,097	101
Total adjusted revenues	$20,211	$20,575	$70,244	$66,465

Total expenses	$18,783	$19,254	$62,954	$60,915
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	63	65	100	153
Less: Goodwill impairment	—	—	—	—
Less: Other adjustments to expenses:
PBC hedge adjustments	7	10	32	37
Inflation and pass-through adjustments	99	53	3	170
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	93	169	395	364
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	23	17	83	70
PAB hedge adjustments	—	(1)	(2)	(9)
Unit-linked contract costs	246	612	938	536
Securitization entities debt expense	—	—	—	—
Noncontrolling interest	(9)	(2)	(28)	(16)
Regulatory implementation costs	1	12	4	20
Acquisition, integration and other costs	(1)	29	9	42
TSA fees	53	39	221	159
Divested businesses	126	9	1,035	131
Total adjusted expenses	$18,082	$18,242	$60,164	$59,258

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(666)	$(804)	$(2,718)	$(3,013)
Less: Divested businesses	(15)	—	(119)	(5)
Adjusted capitalization of DAC	$(651)	$(804)	$(2,599)	$(3,008)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$3,110	$3,262	$11,863	$12,135
Less: Noncontrolling interests	(9)	(2)	(28)	(16)
Less: Regulatory implementation costs	1	12	4	20
Less: Acquisition, integration and other costs	(1)	29	9	42
Less: TSA fees	53	39	221	159
Less: Divested businesses	81	9	358	58
Adjusted other expenses	$2,985	$3,175	$11,299	$11,872

Other Detail and Ratios
Other expenses	$3,110	$3,262	$11,863	$12,135
Capitalization of DAC	(666)	(804)	(2,718)	(3,013)
Other expenses, net of capitalization of DAC	$2,444	$2,458	$9,145	$9,122

Premiums, fees and other revenues	$15,178	$15,772	$50,384	$49,486

Expense ratio	16.1%	15.6%	18.2%	18.4%

Direct expenses	$1,483	$1,423	$5,196	$5,342
Less: Total notable items related to direct expenses (2)	—	—	(84)	—
Direct expenses, excluding total notable items related to direct expenses (2)	$1,483	$1,423	$5,280	$5,342

Adjusted other expenses	$2,985	$3,175	$11,299	$11,872
Adjusted capitalization of DAC	(651)	(804)	(2,599)	(3,008)
Adjusted other expenses, net of adjusted capitalization of DAC	2,334	2,371	8,700	8,864
Less: Total notable items related to adjusted other expenses (2)	—	—	(84)	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses (2)	$2,334	$2,371	$8,784	$8,864

Adjusted premiums, fees and other revenues	$15,010	$15,700	$48,964	$49,137
Less: PRT	3,551	4,163	3,513	4,635
Adjusted premiums, fees and other revenues, excluding PRT	$11,459	$11,537	$45,451	$44,502

Direct expense ratio	9.9%	9.1%	10.6%	10.9%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	12.9%	12.3%	11.6%	12.0%
Adjusted expense ratio	15.5%	15.1%	17.8%	18.0%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT (2)	20.4%	20.6%	19.3%	19.9%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

			December 31,
Equity Details			2021	2020
Total MetLife, Inc.'s stockholders' equity			$67,482	$74,558
Less: Preferred stock			3,818	4,312
MetLife, Inc.'s common stockholders' equity			63,664	70,246
Less: Net unrealized investment gains (losses), net of income tax			17,671	23,730
Defined benefit plans adjustment, net of income tax			(1,598)	(1,863)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA			47,591	48,379
Less: Goodwill, net of income tax			9,221	10,090
VODA and VOCRA, net of income tax			718	844
Total MetLife, Inc.'s tangible common stockholders' equity			$37,652	$37,445

			December 31,
			2021	2020
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA			$47,591	$48,379
Less: Accumulated year-to-date total notable items (2)			66	(203)
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)			47,525	48,582
Less: Goodwill, net of income tax			9,221	10,090
VODA and VOCRA, net of income tax			718	844
Total MetLife, Inc.'s tangible common stockholders' equity, excluding total notable items (2)			$37,586	$37,648

			December 31,
Book Value (4)			2021	2020
Book value per common share			$77.12	$78.67
Less: Net unrealized investment gains (losses), net of income tax			21.41	26.58
Defined benefit plans adjustment, net of income tax			(1.94)	(2.09)
Book value per common share, excluding AOCI other than FCTA			57.65	54.18
Less: Goodwill, net of income tax			11.17	11.29
VODA and VOCRA, net of income tax			0.87	0.95
Book value per common share - tangible common stockholders' equity			$45.61	$41.94

Common shares outstanding, end of period (5)			825.5	892.9

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Average Common Stockholders' Equity	2021	2020	2021	2020
Average common stockholders' equity	$64,448	$69,625	$65,203	$67,869
Average common stockholders' equity, excluding AOCI other than FCTA	$47,985	$48,234	$47,917	$47,251
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$47,989	$48,437	$47,905	$47,332
Average tangible common stockholders' equity	$37,976	$38,130	$37,615	$37,703
Average tangible common stockholders' equity, excluding total notable items (2)	$37,980	$38,333	$37,604	$37,784

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31, (6)		December 31,
	2021	2020	2021	2020
Return on Equity
Return on MetLife, Inc.'s:
Common stockholders' equity	7.3%	0.7%	9.7%	7.6%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	11.4%	10.6%	12.2%	8.3%
Common stockholders' equity, excluding AOCI other than FCTA	15.3%	15.2%	16.6%	11.9%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	14.2%	15.2%	16.5%	12.3%
Tangible common stockholders' equity (7)	19.6%	19.4%	21.4%	15.0%
Tangible common stockholders' equity, excluding total notable items (2), (7)	18.1%	19.3%	21.2%	15.5%

Adjusted Return on Allocated Equity:
U.S.	27.5%	36.9%
Asia	16.0%	13.8%
Latin America	18.1%	1.8%
EMEA	5.9%	11.3%
MetLife Holdings	18.5%	17.2%

Adjusted Return on Allocated Tangible Equity:
U.S.	32.2%	42.4%
Asia	23.9%	20.9%
Latin America	28.5%	3.0%
EMEA	10.2%	20.1%
MetLife Holdings	20.3%	19.1%

See footnotes on last page.

Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc.
to Free Cash Flow of All Holding Companies
(Unaudited)

	For the Year Ended December 31,
	2021	2020
	(In billions, except ratios)
MetLife, Inc. (parent company only) net cash provided by operating activities	$3.8	$3.5
Adjustments from net cash provided by operating activities to free cash flow:
Add: Incremental debt to be at or below target leverage ratios	—	1.4
Add: Adjustments from net cash provided by operating activities to free cash flow (8)	(0.3)	(0.2)
MetLife, Inc. (parent company only) free cash flow	3.5	4.7
Other MetLife, Inc. holding companies free cash flow (9)	0.3	(0.7)
Free cash flow of all holding companies	$3.8	$4.0

Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.'s common shareholders:
MetLife, Inc. (parent company only) net cash provided by operating activities	$3.8	$3.5
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders	$6.4	$5.2
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.'s common shareholders (10)	59%	67%

Ratio of free cash flow to adjusted earnings available to common shareholders:
Free cash flow of all holding companies (11)	$3.8	$4.0
Consolidated adjusted earnings available to common shareholders (11)	$8.0	$5.6
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders (11)	48%	71%

Cash & Capital (12), (13), (14)
(Unaudited)
	December 31,
	2021	2020
	(In billions)
Holding Companies Cash & Liquid Assets	$5.4	$4.5

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

U.S. (3), (15):

Adjusted earnings available to common shareholders	$640	$1,021	$3,221	$3,224
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$640	$1,021	$3,221	$3,224

Adjusted premiums, fees and other revenues	$10,100	$10,578	$29,036	$29,292
Less: PRT	3,551	4,163	3,513	4,635
Adjusted premiums, fees and other revenues, excluding PRT	$6,549	$6,415	$25,523	$24,657

Group Benefits (3):

Adjusted earnings available to common shareholders	$20	$383	$472	$1,335
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$20	$383	$472	$1,335

Adjusted premiums, fees and other revenues	$5,791	$5,020	$22,543	$19,118

Retirement & Income Solutions (3):

Adjusted earnings available to common shareholders	$620	$526	$2,749	$1,567
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$620	$526	$2,749	$1,567

Adjusted premiums, fees and other revenues	$4,309	$4,665	$6,493	$6,617
Less: PRT	3,551	4,163	3,513	4,635
Adjusted premiums, fees and other revenues, excluding PRT	$758	$502	$2,980	$1,982

Property & Casualty (3), (15):

Adjusted earnings available to common shareholders	$—	$112	$—	$322
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$—	$112	$—	$322

Adjusted premiums, fees and other revenues	$—	$893	$—	$3,557

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Asia:

Adjusted earnings available to common shareholders	$586	$494	$2,298	$1,565
Less: Total notable items (2)	—	—	(79)	(28)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$586	$494	$2,377	$1,593

Adjusted earnings available to common shareholders on a constant currency basis	$586	$486	$2,298	$1,591
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$586	$486	$2,377	$1,619

Adjusted premiums, fees and other revenues	$2,022	$2,161	$8,308	$8,524
Adjusted premiums, fees and other revenues, on a constant currency basis	$2,022	$2,025	$8,308	$8,451

Latin America:

Adjusted earnings available to common shareholders	$125	$14	$291	$280
Less: Total notable items (2)	—	—	(2)	(9)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$125	$14	$293	$289

Adjusted earnings available to common shareholders on a constant currency basis	$125	$12	$291	$302
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$125	$12	$293	$311

Adjusted premiums, fees and other revenues	$962	$878	$3,759	$3,297
Adjusted premiums, fees and other revenues, on a constant currency basis	$962	$851	$3,759	$3,420

EMEA:

Adjusted earnings available to common shareholders	$42	$81	$301	$327
Less: Total notable items (2)	—	—	(6)	(31)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$42	$81	$307	$358

Adjusted earnings available to common shareholders on a constant currency basis	$42	$76	$301	$330
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$42	$76	$307	$361

Adjusted premiums, fees and other revenues	$621	$707	$2,713	$2,744
Adjusted premiums, fees and other revenues, on a constant currency basis	$621	$687	$2,713	$2,775

MetLife Holdings (3):

Adjusted earnings available to common shareholders	$482	$426	$2,242	$976
Less: Total notable items (2)	—	—	(53)	(135)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$482	$426	$2,295	$1,111

Adjusted premiums, fees and other revenues	$1,206	$1,264	$4,691	$4,911

Corporate & Other (3):

Adjusted earnings available to common shareholders	$(37)	$(198)	$(399)	$(749)
Less: Total notable items (2)	140	—	206	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(177)	$(198)	$(605)	$(749)

Adjusted premiums, fees and other revenues	$99	$112	$457	$369

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended				For the Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Variable investment income (post-tax, in millions) (16)
U.S.
Group Benefits	$11	$14	$17	$17	$59
Retirement and Income Solutions	390	351	449	$324	1,514
Total U.S.	401	365	466	341	1,573
Asia	273	218	373	$307	1,171
Latin America	17	22	22	$17	78
EMEA	—	—	—	$—	—
MetLife Holdings	381	301	487	$266	1,435
Corporate & Other	26	44	65	$72	207
Total variable investment income	$1,098	$950	$1,413	$1,003	$4,464

	Segments: U.S., Asia, Latin America and EMEA (17)
	Capital Deployed	Value Added (VNB)	Internal Rate of Return (IRR)	Payback (Years)
Value of new business ($ in billions)
2020	$3.2	$1.9	17%	6
2019	$3.8	$1.8	15%	7
2018	$3.8	$2.1	15%	7
2017	$3.1	$1.3	14%	7
2016	$2.9	$1.0	14%	7

See footnotes on last page.

MetLife, Inc.
(Unaudited)

Group Benefits Underwriting (18)

For the Three Months Ended
December 31,
	2021	2020
Group Life Mortality Ratio (19)	106.3%	96.3%

Footnotes

(1)	Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Results on a constant currency basis are not included as constant currency impact is not significant.

(4)	Book values exclude $3,818 million and $4,312 million of equity related to preferred stock at December 31, 2021 and 2020, respectively.

(5)	There were share repurchases of $1.2 billion and $4.3 billion for the three months and year ended December 31, 2021, respectively.

(6)	Annualized using quarter-to-date results.

(7)	Adjusted earnings available to common shareholders, used to calculate the adjusted return on tangible common stockholders' equity, excludes the impact of amortization of VODA and VOCRA, net of income tax, for the three months ended December 31, 2021 and 2020 of $19 million and $8 million, respectively, and for the years ended December 31, 2021 and 2020 of $79 million and $33 million. respectively.

(8)	Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.

(9)	Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions from MetLife, Inc.;
(iii) capital contributions to subsidiaries; (iv) repayments on and (issuances of) loans to subsidiaries, net; (v) other expenses; (vi) dividends and returns of capital to MetLife, Inc. and (vii) investment portfolio changes and other, net.

(10)	Including the free cash flow of other MetLife, Inc. holding companies of $0.3 billion and $(0.7) billion for the years ended December 31, 2021 and 2020, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 64 % and 54%, respectively.

(11)	(i) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2021, was positively impacted by notable items, related to tax adjustments of $0.1 billion, net of income tax, and litigation reserves and settlement costs of $0.1 billion, net of income tax, offset by actuarial assumption review and other insurance adjustments of $0.1 billion, net of income tax. Excluding such notable items impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2021, would be 49%.
(ii) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2020, was negatively impacted by a notable item, related to actuarial assumption review and other insurance adjustments of $0.2 billion, net of income tax. Excluding this notable item impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2020, would be 69%.

(12)	The 2021 combined U.S. risk based capital ratio is estimated to be above MetLife's 360% target on an NAIC basis. This ratio includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company. MetLife calculates RBC annually as of December 31 and, accordingly, the calculation does not reflect conditions and factors occurring after the year end.

(13)
The total U.S. statutory adjusted capital is expected to be approximately $19.1 billion at December 31, 2021, up 12% from December 31, 2020. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company and Metropolitan Property and Casualty Insurance Company from both periods.

(14)
As of September 30, 2021, the solvency margin ratio of MetLife's insurance subsidiary in Japan was 911%, which is calculated quarterly and does not reflect conditions and factors occurring after September 30, 2021.

(15)
For the three months and year ended December 31, 2021, U.S. results excluded the Property & Casualty business which was reported as divested business beginning in the first quarter. This business is included in the prior-year period.

(16)	Assumes a 21% tax rate.

(17)	Excludes the MetLife Holdings segment; Value of New Business is the present value of future profits net of the cost of capital and time value of guarantees from new sales.

(18)	Results are derived from insurance and non-administrative services-only contracts.

(19)
Excludes certain experience-rated contracts and includes accidental death and dismemberment. For the three months ended December 31, 2021 there was an estimated (18) percentage point impact to the ratio due to COVID-19 reported deaths with an estimated impact to adjusted earnings of ($300) million.